UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 19, 2005

CARBO CERAMICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15903 (Commission File Number)	72-1100013 (IRS Employer Identification No.)

6565 MacArthur Boulevard, Suite 1050, Irving, TX (Address of principal executive offices)	75039 (Zip Code)

Registrant’s telephone number, including area code: (972) 401-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS

     The following information, including the related Exhibit to this Form 8-K, is being furnished pursuant to Item 3.03 — Securities and Trading Markets of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

     On July 19, 2005, CARBO Ceramics Inc. issued a press release announcing the approval by its Board of Directors of an increase in the amount of the quarterly dividend as well as a split of the Company’s stock. A copy of the press release describing both events is attached hereto as Exhibit 99.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

     The following information, including the related Exhibit to this Form 8-K, is being furnished pursuant to Item 5.03 — Corporate Governance and Management of Form 8-K. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

     On July 19, 2005, the Board of Directors of the Company authorized the amendment of the By-Laws of the Company, the text of such amendment is attached hereto as Exhibit 99.2, to permit the “direct registration” of shares of its common stock with the Company’s transfer agent. As implemented by resolution of the Board of Directors, the Company may issue new, or, at the written request of shareholders, transfer existing, stock of the Company into uncertificated shares. Within a reasonable time after the issuance or transfer of such uncertificated shares, the Company shall notify the shareholder of his or her right to convert such shares into certificated shares, and shall do so at the written request of the shareholder.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Copy of CARBO Ceramics Inc. press release dated July 19, 2005

99.2	Text of Amendment to By-Laws

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
/s/ Paul G. Vitek
Paul G. Vitek
Corporate Secretary

Date: July 19, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Copy of CARBO Ceramics Inc. press release dated July 19, 2005

99.2	Text of Amendment to By-Laws

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